                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (the "AGREEMENT") is made as of April 15, 2004, by and between PINNACLE TOWERS ACQUISITION LLC, a Delaware limited liability company ("PURCHASER") and HIGHTOWER COMMUNICATION SERVICES, LLC, a Georgia
limited liability company ("SELLER").

                                    RECITALS

         WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the
Property, pursuant to the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Purchaser and Seller, and intending to be legally bound, Purchaser and Seller hereby agree as follows:

1. Definitions. Certain terms used in this Agreement are defined below. When used herein, such terms shall have the meanings given to them by the language employed in this Section defining such terms, and the plural includes the singular and the singular includes the plural, unless the context clearly indicates otherwise:

              A. "AFFILIATE" with respect to any Person means any Person which, directly or indirectly, through one or more intermediaries, controls the subject Person or any Person which is controlled by or is under common control with a Controlling Person. For purposes of this definition, "control" (including the correlative terms "controlling",
         "controlled by" and "under common control with"), with respect to any
         Person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such
         Person, whether through the ownership of voting securities or by contract or otherwise.

              B. "APPLICABLE LAW" means collectively any and all statutes, regulations, codes or ordinances applicable to the Property or the
         Facilities.

              C. "ASSUMED OBLIGATIONS" means Seller's obligations under the
         Ground Leases, the Intangibles, the Permits and the Tower Leases, in
         each case, sold, assigned transferred and delivered to Purchaser at the
         Closing, and solely to the extent first arising, first attributable to, and relating to, events occurring on or after the Closing Date, and not in existence prior to the Closing Date.

              D. "CLOSING DATE" means a date mutually agreed to by the parties that is before the Termination Date.

              E. "EFFECTIVE DATE" shall mean the date upon which the last party executes this Agreement.

              F. "FACILITY" or "FACILITIES" means individually or collectively, respectively, the communication towers and all Real Property related to at the Sites.

              G. "GROUND LEASES" shall mean, individually or collectively, the certain ground leases demising the Sites to Seller, as more fully described on Exhibit "A" attached hereto and made a part hereof.

              H. "INSPECTION PERIOD" means the period commencing on the
         Effective Date and ending on the Closing Date.

              I. "INTANGIBLES" means, collectively, any and all building permits, zoning applications or approvals, other permits, warranties, claims, engineering and environmental reports, contracts, lease rights, correspondence and such other intangibles that are related to the construction, operation and leasing of the Facilities, including without limitation, all security deposits and other deposits held by
         Seller in connection with the Tower Leases and all warranties and guaranties held by or given to Seller with respect to the Sites.

              J. "NOTAM" means a "Notice to Airman" issued by, and as such term is used by, the FAA.

              K. "PERMITS" means all permits necessary for the construction and operation of the Facilities including, without limitation all construction permits, zoning approvals, FAA determinations of no hazard, FCC Form 854R, NEPA checklist, SHPO authorizations, and any other approvals required by Applicable Law or Commitments applicable to the Sites.

              L. "PERSON" means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint-stock company, joint venture, trust or government, or any agency or political subdivision of any government.

              M. "PROPERTY" means, collectively, the Real Property and all, right, title and interest of Seller in and to the Tower Leases, the
         Permits and the Intangibles.

              N. "PURCHASE PRICE" means the sum of $1,802,400.00 as adjusted pursuant to Section 3 hereof.

              O. "REAL PROPERTY" means all right, title and interest of Seller in and to the leasehold interests of Seller created by the Ground
         Leases, together with all right, title and interest of Seller in and to
         (a) any and all improvements, structures or buildings located on such real property, including, but not limited to, the communications towers, fixtures, guy wires, guy anchors and all personal property situated on the aforesaid lands or otherwise used in the operation thereof as communications tower sites, and any and all combiners, cable and antennas owned by Seller and currently utilized by Seller or tenants pursuant to the Tower Leases and (b) any and all easements, licenses and agreements belonging to or in any way appertaining to such real property, including all easements, licenses and agreements providing access to such real property from public streets, roads and ways, all easements, licensees and agreements for location, maintenance, repair and replacement of and for cables, utilities, utility lines, wires and anchors, and all easements, licenses and agreements for parking.

              P. "SITE" or "SITES" means, individually or collectively,
         respectively, the Tower 1 Site, the Tower 2 Site and the Tower 3 Site.

              Q. "TERMINATION DATE" means April 16, 2004.

              R. "TOWER CASH FLOW" means the gross rental income due under the
         Tower Leases, actually received by Seller from fully installed tenants whose leases have commenced, less all direct and actual expenses of operating the Sites, including without limitation, the premiums for property and liability insurance, utilities, power and light monitoring, maintenance, site management costs, grass cutting and security expenses, as reflected on Exhibit "C" attached hereto and made a part hereof.

              S. "TOWER 1 SITE" means that portion of the Property pertaining to the communication tower site located in or known as Pet Resort,
         Georgia.

              T. "TOWER 2 SITE" means that portion of the Property pertaining to the communication tower site located in or known as Mooney, Georgia.

              U. "TOWER 3 SITE" means that portion of the Property pertaining to the communication tower site located in or known as Longbranch,
         Georgia.

              V. "TOWER LEASES" means written leases wherein any portion of the
         Sites are demised by Seller for the use or occupancy of other parties as described on Exhibit "B" attached hereto and made a part hereof.

         2. Sale and Purchase. Subject to the terms and conditions hereof,
Purchaser hereby agrees to purchase and accept from Seller, and Seller hereby agrees to sell, convey and assign to Purchaser, the Property, free and clear of all liens or encumbrances that would have a material adverse impact on the use of the Property as a communication tower site.

         3. Purchase Price; Adjustment and Escrow.

              A. Payment of Purchase Price. On the Closing Date, Purchaser shall wire transfer the Purchase Price to Seller in immediately available funds to Seller's designated account.

              B. Adjustment. The Purchase Price is based upon Seller's
         representation of the annualized Tower Cash Flow set forth on Exhibit
         "C" attached hereto and made a part hereof. In the event it is determined prior to the Closing Date, that the actual Tower Cash Flow as annualized for the twelve (12) month period preceding the month of the Closing is less than $192,000.00, the Purchase Price shall be adjusted to equal the product of ten and 1/10 (10.1) and Tower Cash
         Flow.

         4. Prorations; Costs. All taxes, rental income, utility charges, ground rents (if applicable) and other items which are customarily prorated in transactions similar to the transaction contemplated hereby will be prorated as of the Closing Date. After the Closing Date, promptly upon receipt of any rental payments under the Tower Leases for periods after the Closing Date, Seller shall pay over to Purchaser all such cash received by Seller or endorse and deliver to
Purchaser all such checks or other instruments so received by Seller. To the extent any of the amounts prorated at Closing are based on estimates, or in the event of any inaccuracy in such amounts, Purchaser shall provide to Seller evidence of any discrepancy between the

prorated amounts and the actual amounts shown on the closing statement within sixty (60) days of the Closing Date, together with the reconciliation reflecting such actual amounts. To the extent such reconciliation indicates that either party is due additional prorated amounts, such amounts shall be paid by the party from whom such amounts are due within ninety (90) days of the Closing
Date. Purchaser and Seller shall each bear one-half the cost of any recordation deed, mortgage or transfer taxes arising with respect to the sale and/or recordation of any of the Closing documents, provided that Seller shall not be responsible for any such taxes or fees in excess of $2,000.00. Purchaser shall bear the expense of any surveys or other reports or investigations conducted by
Purchaser as well as any mortgage tax.

         5. Closing; Execution and Delivery of Closing Documents.

              A. Closing. The closing of the transaction contemplated hereby
         (the "CLOSING") shall be held on the Closing Date at the offices of
         Purchaser or by mail or at such other location as mutually agreed by the parties. At the Closing, each party shall execute and deliver, or cause to be executed and delivered, the documents and items described below and such other appropriate and customary documents as any party or its counsel reasonably may request for the purpose of consummating the transaction contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

              B. Seller Documents. Seller shall deliver or cause to be delivered to Purchaser, at Closing, the following documents duly executed and acknowledged where appropriate: (i) Master Bill of Sale, Assignment and
         Assumption of Leases and other such documents conveying the Property to
         Purchaser, wherein Purchaser shall assume the Assumed Obligations; (ii)
         a certificate of Seller, certifying to Purchaser that all
         representations and warranties of Seller herein contained are true and correct as of the Closing Date; (iii) a Non-Competition Agreement
         pursuant to Section 9 hereof; (iv) a FIRPTA Certificate (i.e. a certification of non-foreign status); (v) keys and security access codes for the Sites, if any; (vi) an estoppel and attornment agreement from any ground lessor in the form provided to Seller contemporaneously herewith; (vii) a Non-Disturbance Agreement from any mortgage lender to any ground lessor of the Real Property in the form provided to Seller contemporaneously herewith, if applicable; (viii) any consents or approvals required to be obtained pursuant to the Commitments, the
         Ground Leases or the Tower Leases; (ix) such other documents as may be reasonably required by Purchaser's title company to complete the
         Closing of the transaction contemplated herein, including without limitation, a resolution or other evidence of the authority of Seller to sell the Property and a Seller's Affidavit and Indemnity in favor of the title company insuring title to the Real Property; and (x)
         originals of all Tower Leases and any Intangibles evidenced in writing.

              C. Purchaser Documents. Purchaser shall deliver or cause to be delivered to Seller, at the Closing, (i) the Purchase Price; (ii) an
         Assumption Agreement in a form reasonably acceptable to Seller; (iii) a certificate of the Purchaser certifying to Seller that all representations and warranties of Purchaser herein contained are true and correct in all respects as of the Closing Date; and (iv) a resolution or other evidence of the authority of Purchaser to acquire the Property.

              D. Additional Assurances. After the Closing, the parties to this
         Agreement shall execute and deliver such additional documents and take such additional actions as either party or its counsel may reasonably deem to be practicable and necessary or advisable in order to consummate the transaction contemplated by this Agreement.

         6. Representation and Warranties of Seller. Seller represents and warrants the following to Purchaser as of the Effective Date, which representations and warranties shall be true and correct as of the Closing Date:

              A. Organization; Power and Authority; Authorization and Validity.
         Seller has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents Seller is or will be executing in connection with the transaction contemplated hereby. All limited liability company action necessary on the part of Seller to authorize the execution and delivery to Purchaser of this Agreement and the performance and satisfaction of the obligations of Seller in connection with the transactions contemplated by this Agreement has been or will have been duly taken prior to the Closing. This Agreement constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, except if such enforcement may be affected by bankruptcy, moratorium or laws relating to creditor's rights or general principles of equity.

              B. Consents; No Breach. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Seller is required in connection with the valid execution and delivery of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate any provision of the organic documents of Seller; (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Seller is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Seller or any Affiliate of
         Seller; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

              C. No Commitments, Defaults or Litigation. None of the Property is
         bound or affected by any: (i) mortgage, deed of trust, loan or other security agreement that will not be satisfied at Closing or, with respect to the Real Property subject to Ground Leases, the subject of a
         Non-Disturbance Agreement obtained by Seller from the lessor's lender;
         (ii) contract to purchase or sell; (iii) noncompetition covenant; (iv)
         option or right of first refusal; (v) any prohibition or restriction that prevents the subleasing of any of the Sites or requires the consent of any third party in connection with the subleasing of any of the Sites; or (vi) any other agreement or commitment outside the ordinary course of business or material to the ownership and operation of the Sites or the Facilities, or any oral agreements (all of the foregoing collectively referred to hereinafter as the "COMMITMENTS").
         True and complete copies of the Ground Leases, the Tower Leases,
         Intangibles and the Permits, as amended, if applicable, that are evidenced by written documents, have been delivered to Purchaser. There are no existing material defaults, events of default or events, occurrences, or acts that, with the giving of notice or lapse of time or both, would constitute defaults, and no penalties have been incurred, with respect to any of the Ground Leases, the Tower Leases, the Permits or any other contractual obligation; except as disclosed to
         Purchaser in writing, none of the foregoing documents require the consent of any third party to the transactions contemplated hereby.
         Seller has not received any rents or other amounts due Seller under the
         Tower Leases in respect of any period exceeding thirty (30) days from the date hereof. All tenants under the Tower Leases have installed their respective equipment at the Facilities, and, to the Seller's knowledge, no such tenant intends to exercise any right of termination set forth in the Tower Leases. Seller has no knowledge of any claim, litigation or proceedings affecting the Facilities or the Property that have not been disclosed to Purchaser in writing.

              D. No Violation; Restrictions. Neither the execution and
         performance of this Agreement or the agreements contemplated hereby, nor the consummation of the transaction contemplated hereby or applicable to the Property thereby will violate Applicable Law or any term of any Permit or give any party the right to revoke any Permit.
         Seller has complied in all material respects with all Applicable Law where the failure to comply is reasonably expected to result in a liability of Purchaser or affect the Property or the operation of the
         Facilities. The Permits constitute all licenses, franchises, permits, zoning variances, and other authorizations necessary to construct and operate the Facilities in compliance with Applicable Law and are in full force and effect.

              E. Commissions. Seller has not incurred any obligation for any real estate commission, finder's, broker's, or agent's fee in connection with the transaction contemplated hereby.

              F. Financial. The Tower Leases and the Ground Leases are valid and enforceable, except as such enforcement may be affected by bankruptcy, moratorium or other laws relating to creditor's rights generally or general principles of equity, and constitute the entirety of the agreement between Seller and the respective parties thereto, and there are no unwritten agreements, indirect or undisclosed payments or other consideration due or which shall become due to the parties to such agreements except as expressly set forth in the written terms thereof.
         Exhibit "B" accurately sets forth, for each Tower Lease, the tenant name, Site name, contracted rental amount, escalator, frequency of escalator and number of tenant renewal options. The tower income calculation set forth on Exhibit "E" attached hereto is true and correct in all material respects. To Seller's current actual knowledge there are no adverse costs, expenses, liabilities or claims related to the Facilities that could reasonably be expected to have a material adverse affect on the net operating income from the Facilities that has not been disclosed in writing. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller to Purchaser hereof, to Seller's actual knowledge after having made due inquiry, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Seller to Purchaser in connection with this Agreement and the transaction contemplated hereby will, to Seller's actual knowledge after having made due inquiry, be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated. There is

         currently no fact actually known to Seller that could reasonably be expected to have a material adverse effect on the Property or its operations, that has not been disclosed herein, or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Purchaser for use in connection with the transaction contemplated hereby.

              G. Environmental Matters.

                   (a) To the knowledge of Seller, Seller is not in violation of, or involved in any controversy or investigation with respect to the violation of any environmental laws applicable to the
              Property. Further, Seller is not involved in any discussion with respect to any violations of environmental laws applicable to the
              Property, and Seller is not aware of any fact or condition related to the ownership and operation of the Property that could
              reasonably be expected to lead to any environmental liability of
              Seller or Purchaser. Seller has complied with all environmental, health, and safety laws, and Seller is not aware of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice which has been filed or commenced against it alleging any failure to so comply. Without limiting the generality of the preceding sentence, Seller has obtained and been in material compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has materially complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables that are contained in, all environmental, health, and safety laws;

                   (b) No underground storage tanks for petroleum or any other substance, or underground piping or conduits are or, to the knowledge of Seller have previously been located on the Real
              Property, and no asbestos-containing thermal insulation or products containing PCB, formaldehyde, chlordane, or heptachlor or other Hazardous Materials have been placed on or in any structure on the Real Property by Seller or, to the knowledge of Seller, by any prior owner or user of the Real Property, and there has been no release of, or contamination by, Hazardous Materials on the
              Real Property; and

                   (c) Seller has provided Purchaser with all environmental
              studies, NEPA reports, records and reports in its possession or control with respect to Property and all correspondence with any governmental entities concerning environmental or historical conditions of the Real Property, or which identify underground storage tanks or otherwise relate to contamination of the soil or groundwater of the Real Property or effluent into the air. As used herein, "HAZARDOUS MATERIALS" means any substance designated as being such under any Applicable Law.

              H. Real Estate Matters.

                   (a) Seller has good and marketable leasehold title to the
              Real Property and has peaceful possession of the Real Property it leases, and there are no outstanding liens or taxes currently due on the Real Property. Seller has fully paid and satisfied any and all amounts due to parties in providing services or materials with respect to the acquisition, construction and development of the

              Sites, and no such party has the choate or inchoate right to record a lien or other such encumbrance against the Real Property.
              For the five (5) years preceding the date hereof, or for as long as Seller has leased the Real Property, Seller has filed all required tax returns and paid all taxes due and owing with respect to the Real Property.

                   (b) The Real Property, communication tower and all buildings, improvements, machinery, tower lighting, equipment, and other tangible assets owned by Seller and necessary for the operation of the Facilities, as presently conducted, are in compliance with all
              Applicable Laws, and the personal property described on Schedule
              1.0 hereof constitutes all of the personal property necessary for the use and operation of the Facilities as required by the Tower
              Leases. There are no outstanding NOTAM's with respect to the
              Facilities which have not been properly closed as required by
              Applicable Law.

                   (c) The communication towers and all buildings, improvements, machinery, equipment relating to the use and operation of the Real
              Property as a communications tower site, including without limitation, any climate control, lighting system, electrical system and other building equipment, owned by Seller have been maintained in accordance with customary industry practice, are in good operating condition and repair, reasonable wear and tear, resulting from ordinary usage excluded, and are suitable for the purposes for which they are presently used. To Seller's actual knowledge after due inquiry, there are no structural or latent defects in the aforesaid communication towers, equipment and improvements.

                   (d) Seller has not received notice of, or been served with, any pending or threatened litigation, claim, condemnation, or sale in lieu thereof with respect to any portion of the Real Property relating to or arising out of the ownership of the Real Property by any governmental instrumentality.

                   (e) To the knowledge of Seller, there is no proposed material increase in real property taxes payable on the Property. To the knowledge of Seller, no exemption from full taxation of any portion of the Real Property has been claimed in the previous five
              (5) years, and the Real Property is not subject to any rollback taxes. To the knowledge of Seller there are no material pending or proposed assessments for public improvements, or contemplated improvements that may lead to an assessment. Any personal and/or property tax information provided to Purchaser by Seller is true and correct in all material respects.

                   (f) Each parcel of Real Property abuts on and has direct
              vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefiting the
              Real Property, and Seller has no knowledge of any fact or
              condition that could result in the termination or reduction of the current access from the Real Property to existing highways and roads, or to sewer or other utility services serving the Real
              Property. All utilities required for the operation of the
              Facilities, enter the Real Property through adjoining public streets, or, if they pass through an adjoining private tract, do so in accordance with valid easements.

                   (g) No third party has any interest in or has received an
              assignment of the Tower Leases or any portion of the rents due thereunder.

              I. No Additional Representations. Seller is not making any representations or warranty, express or implied, of any nature whatsoever, except for the representations and warranties in this
         Section 6.

         7. Representation and Warranties of Purchaser. Purchaser represents and warrants the following to Seller as of the Effective Date, which representations and warranties shall be true and correct as of the Closing Date.

              A. Organization; Power and Authority; Authorization and Validity.
         Purchaser has full power and authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents Purchaser is or will be executing in connection with the transaction contemplated hereby. All limited liability company action necessary on the part of Purchaser to authorize the execution and delivery to Seller of this Agreement and the performance and satisfaction of the obligations of Purchaser in connection with the transaction contemplated by this Agreement has been or will have been duly taken prior to the Closing. This Agreement constitutes the valid and binding obligation of Purchaser and is enforceable against
         Purchaser in accordance with its terms, except if such enforcement may be affected by bankruptcy, moratorium or laws relating to creditor's rights or general principles of equity.

              B. Consents; No Breach. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of Purchaser is required in connection with the valid execution and delivery of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not: (i) violate any provision of the organic documents of Purchaser; (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material contract or other agreement to which Purchaser is a party; (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Purchaser or any Affiliate of
         Purchaser; or (iv) violate any statute, law or regulation of any jurisdiction applicable to the transaction contemplated herein.

              C. Commissions. Purchaser has not incurred any obligations for any real estate commission, finder's, broker's or agent's fee in connection with the transaction contemplated hereby.

              D. Information. Prior to Closing, Purchaser will be given access to information concerning the condition, properties, operations and prospects of the Property and Sites. Purchaser shall have the opportunity to ask questions of and to receive information from Seller and persons acting on its behalf concerning the Property, Sites and the operation of Seller's business. Purchaser acknowledges that prior to
         Closing, it shall undertake an independent investigation and verification of the Property and the ownership and operation of
         Seller's communication towers.

              E. Financial Ability of Purchaser. Subject to the applicable terms of the credit facility, Purchaser has sufficient funds under its line of credit to consummate the transactions contemplated by this Agreement and Purchaser shall use commercially reasonable efforts to obtain financing of the transaction contemplated hereby from its lender.

              F. No Additional Representations. Purchaser is not making any representations or warranty, express or implied, of any nature whatsoever, except for the representations and warranties in this
         Section 7.

         8. Management of Facilities Before Closing Date. During the period pending the Closing, except as otherwise permitted or required by this
Agreement, Seller shall (i) conduct the operations of the Facilities in the ordinary and usual course of business consistent with past and current practices; and shall not make any material changes to the Property or its operation without obtaining the prior written consent of Purchaser; (ii) notify
Purchaser of material changes or adverse conditions with respect to the operation of the Property; (iii) maintain casualty and liability insurance amounts and coverages as required by the Commitments, Ground Leases and Tower
Lease; (iv) not enter into any leases or licenses of the Sites without the prior written approval of the Purchaser; (v) not solicit or authorize any person to solicit, or encourage, any inquiry or proposal for the sale of financing of all or any material part of the Property or enter into negotiations for any such proposal; (vii) use its best reasonable efforts to obtain such ground lease estoppels and nondisturbance agreements as reasonably required by Purchaser or its Lender; and (vii) remedy, at the sole expense of Seller, all liens, claims or impairments to the marketability of title to the Real Property that would have a material adverse impact on the use of the Property as a communication tower site; (viii) not enter into any Commitment or transaction that could reasonably be expected to materially or adversely affect the Facilities or the
Property.

         9. Noncompetition; Rights of First Refusal. Seller and its undersigned principals, who joins in this Agreement intending to be bound by the terms of this Section, covenant and agree that the proprietary information Seller and its undersigned principal have acquired regarding the Facilities will enable Seller and its undersigned principal to injure Purchaser and diminish the value of the investment in the Property by Purchaser if Seller or its undersigned principal should compete with Purchaser. Therefore, Seller and its undersigned principal hereby agree that, without the prior written consent of Purchaser, neither
Seller nor its undersigned principal, shall for two (2) years from the Closing
Date, directly or indirectly, as a director, officer, agent, employee, consultant or independent contractor or in any other capacity, (a) invest (other than investments in publicly owned companies which constitute not more than ten
(10%) percent of the voting securities of any such company) or engage in any business or activity that competes with the Facilities within a two (2) mile radius of the Real Property (the "TERRITORY"); (b) contact, solicit or attempt to solicit or accept business from any tenants of the Facilities for the purpose of, or having the effect of, causing such tenants to terminate their business relationship with Purchaser with respect to the Facilities after Closing; or (c)
or operate a communications tower facility within the Territory that competes with the Facility.

         10. Inspection by Purchaser. During the Inspection Period Seller shall permit Purchaser and its authorized representatives reasonable access to, and make available for inspection, all of the Property and the business premises of
Seller and its employees, and furnish Purchaser all books, records, documents, corresponding engineering and environmental reports,

                                       10

contracts, property and sale tax records, Commitments and information with respect to the Property and the affairs of Seller. Seller shall (i) provide to
Purchaser financial statements and information related to the Property that is kept or that should be kept in the ordinary course of Seller's business as is required by Purchaser's lender so long as the documented third party out-of-pocket administrative costs incurred by Seller in connection with such delivery are at Purchaser's sole cost and expense, and (ii) cooperate with
Purchaser to provide to Purchaser's lender other financial statements and information as is required by Purchaser's lender so long as such other financial statements and information are generated by or on behalf of Purchaser at
Purchaser's sole cost and expense. Further, Purchaser shall have the right to contact all tenants and prospective tenants under Tower Leases, the lessor under the Ground Lease and such other parties as Purchaser reasonably determines in connection with the inspection of the Property. Following the Closing Date,
Purchaser may be required to conduct audits of its business and any business it has acquired in connection with additional financing of Purchaser, and Seller agrees to cooperate with Purchaser in any such post-closing audits, as reasonably requested by Purchaser, at Purchaser's sole cost and expense.

         11. Conditions Precedent of Purchaser. Notwithstanding any provision to the contrary set forth herein, and except as may be waived in writing by
Purchaser, the obligations of Purchaser hereunder are subject to the fulfillment at or before the Closing of each of the following conditions, and Purchaser shall have the right to terminate this Agreement in its entirety, at Purchaser's option, in the event all of the following conditions are not satisfied on or before the Closing Date: (i) Purchaser has verified to its reasonable satisfaction that each representation and warranty of Seller contained herein is true and correct in all material respects and shall be true and correct in all material respects as of the Closing; (ii) Seller shall have performed and complied with all covenants or conditions required by this Agreement to be performed and complied with by Seller at or before the Closing, including, without limitation, delivery of all documents and items described in Section
5.B; (iii) Purchaser's receipt and approval of all Permits; (iv) no facts, conditions or circumstances have arisen which could reasonably result in a material adverse affect on the use and operation of the Facilities; (v)
Purchaser's receipt and approval of a Phase I Environmental Assessment and NEPA report as to each Site; and (vi) Purchaser shall have received an ALTA Owner's
Title Insurance Policy insuring title to the Real Property, in form and substance reasonably satisfactory to Purchaser and its lender.

         12. Casualty; Condemnation. In the event of casualty damage or condemnation (or notice thereof) of a material portion of any Site occurs prior to Closing, Purchaser shall have the right to (i) either terminate this
Agreement in its entirety; or (ii) proceed to Closing, in which event Seller shall assign to Purchaser any insurance proceeds or damages received by Seller with respect to such casualty or condemnation and/or any rights to recover same.

         13. Confidentiality. Without the prior written consent of Purchaser,
Seller will not disclose, and will not permit its representatives to disclose, to any person other than its officers, directors and advisors (i) the fact that discussions or negotiations are taking place concerning the transaction contemplated hereby, or (ii) any of the terms, conditions or other facts with respect to the transaction, including the status thereof, except to the extent that Seller has, prior to any such disclosure, determined in good faith, after consultation with counsel, that such disclosure is required by Applicable Law.

                                       11

         14. Indemnity by Seller. From and after the Closing Date, each of
Seller and its undersigned principal hereby agrees to indemnify, defend, and hold harmless Purchaser and its officers, directors, shareholders, agents, and attorneys for, from, and against all damages, claims, loss, costs (including attorneys fees) asserted against or incurred by any of them by reason of, or resulting from: (i) any breach by Seller of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto; (ii) all liabilities of Seller not expressly assumed by Purchaser pursuant to the terms hereof; (iii) the construction, operation and ownership of the Property through the Closing Date (collectively, "DAMAGES"). Without limiting the generality of the foregoing, the indemnification provided by this paragraph shall specifically cover capital, operating, and maintenance costs, incurred in connection with any investigation or monitoring of site conditions, any clean-up, containment, remedial, removal, or restoration work required or performed by any federal, state, or local governmental agency or political subdivision or performed by any nongovernmental entity or person because of the presence, suspected presence, release, or suspected release of any Hazardous Material in or into the air, soil, groundwater, or surface water at, on, about, under, or within the Real
Property. Notwithstanding the foregoing, Seller's liability shall be limited to the amounts paid to Seller hereunder.

         15. Indemnity by Purchaser. From and after the Closing Date Purchaser shall indemnify, defend and hold harmless Seller and its officers, directors, shareholders, agents, and attorneys for, from, and against all Losses asserted against or incurred by any of them by reason of, or resulting from the failure of Purchaser to comply with (i) any covenants or other commitments made by
Purchaser in this Agreement, (ii) such covenants and commitments set forth in the Ground Leases and Tenant Leases that are expressly assumed by Purchaser, provided that such Losses result from matters arising after the Closing Date.

         15.1 Indemnity Procedures. Promptly after receipt by an indemnified party under Sections 14 and 15 of notice of the commencement of any action for which indemnification may be available under Section 14 or 15, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify that indemnifying party shall not relieve it of any liability that it may have to any indemnified party, except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall elect, to assume the defense thereof with counsel of its choice and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any fees of other counsel or any other expenses, in each case incurred by such indemnified party in connection with the defense thereof. If an indemnifying party assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonably withheld, delayed or conditioned) unless (i) there is no finding or admission or any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying

                                       12

party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

         16. Remedies. If Seller fails to comply with this Agreement for any reason other than Purchaser's failure to perform its obligations under this
Agreement, Purchaser shall be entitled to, subject to the remainder of this
Paragraph 16, either (i) enforce specific performance of Seller's obligations hereunder or (ii) terminate this Agreement, and recover any damages incurred by
Purchaser. Seller acknowledges that a breach of the terms hereof by Seller, or refusal by Seller to consummate the transaction contemplated hereby will cause irrevocable harm to Purchaser, for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. For this reason,
Seller has agreed that in the event of a default by Seller, Purchaser shall be entitled to specific performance or injunctive relief in addition to other remedies at law, without having to prove the inadequacy thereof and without being required to post bond or other security therefor. In the event Purchaser fails to consummate the transaction herein contemplated by the Termination Date, and provided that (i) the representations and warranties of Seller set forth herein are true and correct on such date; (ii) all conditions precedent to closing have been satisfied; and (iii) Seller has complied with all of its obligations hereunder, Seller shall have the right to terminate this Agreement after the Closing Date upon three (3) days prior written notice to Purchaser.

         17. Reliance on and Survival of Agreement. Each of the parties to this
Agreement shall be entitled to rely upon the representations and warranties of the other party contained in this Agreement or any other agreement, document or other instrument delivered pursuant hereto, and upon the representations of the other party at Closing as to compliance with or performance of any covenants made by it herein or therein and as to satisfaction of any conditions precedent to the obligations of such party hereunder. All covenants, representations and warranties in this Agreement or in any agreement, document, or other instrument delivered by or on behalf of a party pursuant hereto and the indemnification obligations of the parties hereto relating to such representations and warranties shall survive and continue in effect for a period of eighteen (18)
months after the Closing.

         18. Remedies Not Exclusive. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity, including without limitation, the right of any party prevailing in litigation arising from this Agreement to recover its attorneys fees and costs.

         19. Efforts to Consummate. Subject to the terms and conditions of this
Agreement, each party hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable law in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all permits, authorizations, consents and approvals of any authority or other person which are required for the consummation of the transactions contemplated hereby and by the other documents, (ii) taking any and all reasonable actions necessary to satisfy all of the condition to such party's obligations hereunder, and (iii)
executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

         20. Assignment. Only Purchaser shall have the right to assign its rights under this Agreement on written notice to Seller.

                                       13

         21. Notices. Any notice or other communication to be given under this
Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) delivered by overnight express delivery service or same-day local courier service, or (c) delivered by telex or facsimile transmission, to the address set forth below the signature line of each party hereto, or to such other address as may be designated by the parties from time to time in accordance with this section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Notices delivered by facsimile transmission shall be deemed given upon receipt by the sender of the transmission confirmation.

         22. Miscellaneous. This Agreement and the Exhibits attached hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this paragraph, and this
Agreement may be amended only in writing executed by the parties hereto or their authorized representatives. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, estates, devisees, successors and permitted assigns. The captions in this
Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         23. Costs, Expenses, and Legal Fees. Each party hereto agrees to pay the costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in litigation or in an administrative proceeding to enforce or interpret any of the terms of this Agreement.

         24. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, the provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

                                       14

EXECUTED as of the date first written above.

                                       PURCHASER:
                                       PINNACLE TOWERS ACQUISITION LLC
                                       301 N. Cattlemen Road, Suite 300
                                       Sarasota, Florida 34232
                                       Fax No. (941) 364-8761

                                       By: Global Signal Services LLC,
                                           its Manager

                                           By: /s/ Ronald Bizick
                                               ---------------------------------
                                               Name:  Ronald Bizick
                                               Title: Executive Vice President,
                                                      Corporate Development and
                                                      Operations

                                       SELLER:
                                       HIGHTOWER COMMUNICATION SERVICES, LLC
                                       7251 W. Palmetto Park Road
                                       Suite 205
                                       Boca Raton, FL 33433
                                       Fax No. (561) 620-0657

                                       By: /s/ David S. Tobin
                                           -------------------------------------
                                           Name:  Davis S. Tobin
                                           Title: Member

                                       PRINCIPAL OF SELLER, SOLELY WITH RESPECT
                                       TO SECTIONS 9 AND 14 HEREOF

                                       By: /s/ Ricardo A. Reyes
                                            ------------------------------------
                                           Name: Member

                                       By: /s/ David S. Tobin
                                           -------------------------------------
                                           Name: Member

                                       By: /s/ James W. Eckert
                                           -------------------------------------
                                           Name: Member

                                       By: /s/ Louis R. Palomba, Jr.
                                           -------------------------------------
                                           Name: Member

                                       By: /s/ Louis R. Palomba
                                           -------------------------------------
                                           Name: Member

                                       15

ATTACH:
------

EXHIBITS

EXHIBIT "A" - DESCRIPTION OF REAL PROPERTY
EXHIBIT "B" - TOWER LEASES
EXHIBIT "C" - TOWER INCOME CALCULATION

                                       2